Exhibit 10.9

Donald F. Corcoran

President & Chief Executive Officer

MethylGene Inc.

7220 Frederick-Banting, Montreal, Quebec

H4S 2A1 Canada

August 8th, 2009

Re:          Extension of Research Collaboration and License Agreement dated March 25, 2008 (the “Agreement”)

Dear Mr. Donald F. Corcoran,

The purpose of this letter is to notify you that Otsuka hereby exercises its option to extend the Research Term for six (6) months pursuant to Section 3.2 (a) of the Agreement.  As MethylGene and Otsuka have discussed in the meeting held on July 16th, 2009 in Montreal, Otsuka has proposed to MethylGene the extension of the notice period for thirty (30) days.  The proposal was put on held for further consideration by MethylGene until August 5th, 2009; therefore suspending the said notice period.

With this notice, the Agreement has been extended on the same terms and conditions as stipulated in the Agreement until March 24th, 2010, without prejudice to Otsuka’s option for extension of additional six (6) months.

Sincerely Yours,

Minoru Ikada

General Manager & Operating Officer

Division of Dermatologicals & Ophthalmologicals

Otsuka Pharmaceutical Col., Ltd.

29, Kanda-Tsukasamachi, Chiyoda-ku, Tokyo, 101-8535 Japan